UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 30, 2019, William J. Kelly, Brian J. Mangan, Joseph Pennacchio and Eric M. Stein resigned as members of the board of directors (the “Board”) of TSR, Inc. (the “Company”), and Christopher Hughes resigned as Chairman and member of the Board. Mr. Hughes will continue to serve as the Chief Executive Officer, President and Treasurer of the Company.

As previously disclosed, on August 30, 2019, the Company entered into a settlement and release agreement (the “Settlement Agreement”) and a share repurchase agreement (the “Share Repurchase Agreement”) with certain investor parties, including Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff, QAR Industries, Inc. and Robert Fitzgerald, and Fintech Consulting, LLC and Tajuddin Haslani (collectively, the “Investor Parties”), which resolved the previous proxy contest and all disputes and pending litigation between the Company and the Investor Parties. The Share Repurchase Agreement provided for the Company and Christopher Hughes, the Chairman, President and Chief Executive Officer of the Company, to purchase the shares of the Company’s common stock, par value $0.01 per share, beneficially owned by the Investor Parties as of the date of the Settlement Agreement, for an aggregate purchase price of $5,956,712.50 in cash or $6.25 per share, subject to the terms and conditions contained in the Share Repurchase Agreement (the “Repurchase”). The Settlement Agreement also provided that the Company would make a payment of $1,543,287.50 to the Investor Parties for the settlement of the pending litigation (the “Settlement Payment”).

The terms of the Settlement Agreement and Share Repurchase Agreement are more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2019.

The Settlement Agreement provided that if the Company did not complete the Repurchase and make the Settlement Payment prior to December 30, 2019, the resignations of Messrs. Kelly, Mangan, Pennacchio and Stein as members of the Board and the resignation of Mr. Hughes as Chairman and member of the Board, which were submitted at the time of execution of the Settlement Agreement, would become effective. As of December 30, 2019, Messrs. Kelly, Mangan, Pennacchio, Stein and Hughes constituted all of the members of the Board other than H. Timothy Eriksen and Bradley M. Tirpak, who did not submit resignations. Mr. Eriksen and Mr. Tirpak were nominated by Zeff Capital, L.P. and elected as Class I directors at the Company’s 2018 Annual Meeting held on October 22, 2019 in accordance with the terms and conditions of the Settlement Agreement. The Company did not complete the Repurchase and did not make the Settlement Payment prior to December 30, 2019. Accordingly, effective December 30, 2019, William J. Kelly, Brian J. Mangan, Joseph Pennacchio and Eric M. Stein have resigned as members of the Board, and Christopher Hughes has resigned as Chairman and member of the Board. Mr. Hughes’ resignation as Chairman and member of the Board does not affect his employment in the positions of President and Chief Executive Officer of the Company.

The releases and settlement of claims provided for in the Settlement Agreement among the parties, and the amendment to the Company’s Amended and Restated By-laws and the amendment and restatement of the Company’s Rights Agreement which were instituted by the Company pursuant to the terms and conditions of the Settlement Agreement, are not affected by the fact that the Company did not complete the Repurchase or make the Settlement Payment.

Immediately following the resignations of Messrs. Kelly, Mangan, Pennacchio and Stein as members of the Board and the resignation of Mr. Hughes as Chairman and member of the Board, Mr. Eriksen and Mr. Tirpak were the only remaining members of the Board. The Board appointed Mr. Tirpak to succeed Mr. Hughes as Chairman of the Board.

Effective December 30, 2019, the Board appointed Robert Fitzgerald as a Class II director to fill one of the vacancies created on the Board as a result of the aforementioned director resignations. Mr. Fitzgerald has more than 25 years of experience as a business executive. From 1999 through 2008, he served as the Chief Executive Officer of YDI/Proxim Wireless, an early pioneer of the wireless networking equipment industry. From 2009 through 2010, he served as a consultant, and later the President, of Ubiquiti Networks (now Ubiquiti, Inc.), a provider of wireless and non-wireless networking equipment. Mr. Fitzgerald currently serves as the Chief Executive Officer of QAR Industries, Inc., an investment company that holds interests in a portfolio of public and private companies. Mr. Fitzgerald earned a Bachelor of Arts in Economics and Juris Doctorate from the University of California, Los Angeles. Mr. Fitzgerald’s term as a Class II director will expire at the Company’s 2021 Annual Meeting or until his successor is elected and qualifies.

In addition, inasmuch as Brian J. Mangan, William J. Kelly and Eric M. Stein constituted all of the members of the Company’s Audit Committee, Nominating Committee, Compensation Committee and Special Committee, the Board appointed H. Timothy Eriksen, Bradley M. Tirpak and Robert Fitzgerald to the Audit Committee, Nominating Committee, Compensation Committee and Special Committee, effective December 30, 2019. Each of Mr. Eriksen, Mr. Tirpak and Mr. Fitzgerald qualifies as an “independent director” under the Nasdaq Stock Market Rules.

The Company’s press release announcing the appointment of Robert Fitzgerald to the Board, and that the Company did not complete the Share Repurchase or make the Settlement Payment prior to December 30, 2019 and the resulting resignations of William J. Kelly, Brian J. Mangan, Joseph Pennacchio and Eric M. Stein as members of the Board and Christopher Hughes as Chairman and member of the Board, is filed herewith as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2019, the Company adopted an amendment (the “By-law Amendment”) to the Company’s Amended and Restated By-laws, as amended (the “By-laws”). The By-law Amendment amends the description of the office of the Company’s president in the By-laws to provide that the president’s duties and responsibilities do not include presiding over meetings of the Board. The By-law Amendment also amends the By-laws to provide that the Board shall designate one director as a lead independent director, and includes a description of the role and duties of the lead independent director. A copy of the By-law Amendment is attached hereto as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

3.1	Amendment No. 3 to the Amended and Restated By-laws of TSR, Inc.

99.1	Press release dated December 31, 2019 re: TSR, Inc. Appoints Robert Fitzgerald to the Board of Directors; Company Does Not Complete Share Repurchase with Investor Parties; Reconstituted Board Focused on Creating Shareholder Value

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

	By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer
Date: December 31, 2019

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 3 to the Amended and Restated By-laws of TSR, Inc.

99.1	Press release dated December 31, 2019 re: TSR, Inc. Appoints Robert Fitzgerald to the Board of Directors; Company Does Not Complete Share Repurchase with Investor Parties; Reconstituted Board Focused on Creating Shareholder Value